EXHIBIT 1

                            Agreement of Joint Filing

            Pursuant to 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Schedule 13D") to which this Agreement is attached as an exhibit, and agree that such
Schedule 13D, as so filed, is filed on behalf of each of them.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated:      March 7, 2002

                        JHC INVESTMENT PARTNERS, LLC
                        By Barington Capital Group, L.P., its Managing Member By LNA Capital Corp., its General Partner


                        By /s/ James A. Mitarotonda
                          ----------------------------------
                           Name:  James A. Mitarotonda
                           Title: Chief Executive Officer



                        MUSICMAKER.COM, INC.


                        By /s/ James A. Mitarotonda
                          ----------------------------------
                         Name:  James A. Mitarotonda
                         Title: President and Chief Executive Officer



                        JEWELCOR MANAGEMENT, INC.


                        By /s/ Seymour Holtzman
                          ----------------------------------
                         Name:  Seymour Holtzman
                         Title: Chairman and Chief Executive Officer



                        BARINGTON COMPANIES EQUITY PARTNERS, L.P.
                        By Barington Companies Investors, LLC, its general partner


                        By /s/ James A. Mitarotonda
                          ----------------------------------
                         Name:  James A. Mitarotonda
                         Title: President and Chief Executive Officer